UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 24, 2004

JOHN HANCOCK FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

1-15607
(Commission File Number)

DELAWARE	04-3483032
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

John Hancock Place
Boston, Massachusetts 02117
(Address of principal executive offices and zip code)

(617) 572-6000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On February 24, 2004, John Hancock Financial Services, Inc. (“John Hancock”) issued a press release announcing that its shareholders had adopted the Agreement and Plan of Merger, dated as of September 28, 2003, among Manulife Financial Corporation, John Hancock, and Jupiter Merger Corporation, a wholly-owned subsidiary of Manulife Financial Corporation, as amended by the First Amendment to Agreement and Plan of Merger, dated as of December 29, 2003.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release, dated February 24, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN HANCOCK FINANCIAL SERVICES, INC.

	By:	/s/ Thomas E. Moloney

Date: February 24, 2004	Name:	Thomas E. Moloney
	Title:	Senior Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release, dated February 24, 2004.

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